UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2019

CELEXUS, INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-52069	98-0466350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

8275 S. Eastern Ave. Suite 200 Las Vegas, NV	88123
(Address of principal executive offices)	(Zip Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).                                                 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02 Appointment of Certain Officers

HempWave, a wholly owned subsidiary of Celexus, has appointed David Soto as its Chief Executive Officer.

An accomplished venture capitalist and startup leader with successful exits from thriving enterprises, Soto positions HempWave as the principal figure in the growing hemp industry.

Since 2006, Soto has been a partner with Asturia Ventures, where his strategic planning has ensured the future growth of target markets and helped clients with raising capital, mergers and acquisitions, as well as transitions and exit strategies.

Previously, he was a senior partner with Benchmark Company, an investment advisory firm that developed investment management software to better manage and grow its clients’ portfolios.

Item 9.01  Financial Statements and Exhibits

None.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 13, 2019

Celexus, Inc.

/s/ Lisa Averbuch

Lisa Averbuch, President

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EXHIBIT INDEX

No.	Exhibits

None.

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